EXHIBIT 99.1

DAVIDsTEA INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

 July 10, 2019

TAKE NOTICE that an Annual and Special Meeting of Shareholders (the “Meeting”) of DAVIDsTEA INC. (the “Corporation”) will be held at:

Place:	Fasken Martineau DuMoulin LLP 800 Square Victoria Suite 3700 Montreal, Québec, Canada H4Z 1E9

Date:	July 10, 2019

Time:	9:30 a.m.

The purposes of the Meeting are to:

1.	receive and consider the consolidated financial statements of the Corporation for the fiscal year ended February 2, 2019 and the auditors’ report thereon;

2.	elect directors;

3.	consider, and if deemed advisable adopt, a resolution in the form annexed as Schedule A to the accompanying Management Information Circular, amending the 2015 Omnibus Equity Incentive Plan of the Corporation so as to increase the number of common shares of the Corporation available for issuance thereunder;

4.	appoint an auditor and authorize the directors to fix its remuneration; and

5.	transact such other business as may properly be brought before the Meeting.

The Corporation has fixed June 10, 2019 as the record date for the Meeting. If you are unable to attend the Meeting in person, please date, sign and return the enclosed form of proxy. Proxies to be used at the Meeting must be deposited with AST Trust Company (Canada), 320 Bay Street, B1 Level, Toronto, Ontario, Canada M5H 4A6, prior to 5:00 p.m. (eastern time) on July 8, 2019 or with the Secretary of the Corporation before the commencement of the Meeting or at any adjournment thereof.

Only persons registered as shareholders on the records of the Corporation as of the close of business on June 10, 2019 are entitled to receive notice of, and to vote or act at, the Meeting. No person who becomes a shareholder after the such date will be entitled to vote or act at the Meeting or any adjournment(s) thereof.

DATED at Town of Mount Royal, Québec, Canada

June 10, 2019

BY ORDER OF THE BOARD OF DIRECTORS

(signed) Herschel Segal

Herschel Segal

Executive Chairman and Interim Chief Executive Officer

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MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES BY MANAGEMENT

This Management Information Circular (the “Circular”) is furnished in connection with the solicitation by the management of DAVIDsTEA Inc. (the “Corporation”) of proxies to be used at the annual and special meeting of shareholders (the “Meeting”) of the Corporation to be held at the time and place and for the purposes set out in the Notice of Meeting. It is expected that the solicitation will be made primarily by mail. However, officers and employees of the Corporation may also solicit proxies by telephone, telecopier, e-mail or in person. The total cost of solicitation of proxies will be borne by the Corporation. Information contained herein is given as of the date hereof unless otherwise specifically stated.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

The Corporation was incorporated under the laws of Canada. The solicitation of proxies and the proposals contemplated herein involve securities of a Canadian issuer and are being effected in accordance with Canadian federal corporate law and securities laws of the Province of Québec. Shareholders should be aware that requirements under such Canadian federal and Québec provincial laws differ from requirements under United States corporate and securities laws relating to United States corporations. The proxy rules under the United States Securities Exchange Act of 1934, as amended, are not applicable to the Corporation or this solicitation and therefore this solicitation is not being effected in accordance with such laws.

CURRENCY

All dollar amounts set out herein are expressed in Canadian dollars, unless otherwise indicated; the symbol “$” or “CDN$” refers to the Canadian dollar and the symbol “US$” or “USD” refers to the U.S. dollar.

INTERNET AVAILABILITY OF PROXY-RELATED MATERIALS

Rules adopted by the Canadian securities administrators, known as the “notice and access” distribution option, allow companies to send to shareholders a notice to the effect that proxy materials are available via the Internet, rather than mailing full sets of proxy materials to them. This year, the Corporation chose to mail full sets of proxy materials to shareholders. In the future, the Corporation may take advantage of the “notice and access” distribution option. If in the future the Corporation chooses to send such notices to shareholders, the notices will contain instructions on how shareholders can gain access to the Corporation’s notice of meeting and management information circular via the Internet. The notices will also contain instructions on how shareholders can ask that proxy materials be delivered to them electronically or in printed form on a one-time or ongoing basis.

APPOINTMENT AND REVOCATION OF PROXIES

Appointment of Proxy

A shareholder who is unable to attend the Meeting in person is requested to complete and sign the enclosed form of proxy and to deliver it to AST Trust Company (Canada) (“AST”) by mail or hand delivery to 320 Bay Street, B1 Level, Toronto, Ontario, Canada M5H 4A6. A shareholder may also vote using the Internet at www.astvotemyproxy.com or by telephone at 1-888-489-7352. In order to be valid and acted upon at the Meeting, the form of proxy must be received no later than 5:00 p.m. (eastern time) on July 8, 2019 or be deposited with the Secretary of the Corporation before the commencement of the Meeting or any adjournment thereof.

The document appointing a proxy must be in writing and executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

A shareholder submitting a form of proxy has the right to appoint a person (who need not be a shareholder) to represent him or her at the Meeting other than the persons designated in the form of proxy furnished by the Corporation. To exercise that right, the name of the shareholder’s appointee should be legibly printed in the blank space provided. In addition, the shareholder should notify the appointee of the appointment, obtain his or her consent to act as appointee and instruct the appointee on how the shareholder’s shares are to be voted.

Shareholders who are not registered shareholders should refer to “Notice to Beneficial Holders of Shares” below.

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Revocation of Proxy

A shareholder who has submitted a form of proxy as directed hereunder may revoke it at any time prior to the exercise thereof. If a person who has given a proxy personally attends the Meeting at which that proxy is to be voted, that person may revoke the proxy and vote in person. In addition to the revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his attorney or authorized agent and deposited with AST at any time up to 5:00 p.m. (eastern time) on July 8, 2019 by mail or by hand delivery to AST, 320 Bay Street, B1 Level, Toronto, Ontario, Canada M5H 4A6, or deposited with the Secretary of the Corporation before the commencement of the Meeting, or any adjournment thereof, and upon either of those deposits, the proxy will be revoked.

Notice to Beneficial Holders of Shares

The information set out in this section is of importance to many shareholders, as a substantial number of shareholders do not hold shares of the Corporation in their own names. Shareholders who do not hold their shares in their own name (referred to herein as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of shares can be recognized and acted upon at the Meeting or any adjournment(s) thereof. If shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the shareholder’s name on the records of the Corporation. Those shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co., the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms. Shares held by brokers or their nominees can be voted (for or against resolutions or withheld from voting) only upon the instructions of the Beneficial Shareholder. Without specific instructions, the broker/nominees are prohibited from voting shares for their clients. Subject to the following discussion in relation to NOBOs (as defined below), the Corporation does not know for whose benefit the shares registered in the name of CDS & Co., a broker or another nominee, are held.

There are two categories of Beneficial Shareholders under applicable securities regulations for purposes of dissemination to Beneficial Shareholders of proxy-related materials and other securityholder materials and requests for voting instructions from such Beneficial Shareholders. Non-objecting beneficial owners (“NOBOs”) are Beneficial Shareholders who have advised their intermediary (such as brokers or other nominees) that they do not object to their intermediary disclosing ownership information to the Corporation, consisting of their name, address, e-mail address, securities holdings and preferred language of communication. Securities legislation restricts the use of that information to matters strictly relating to the affairs of the Corporation. Objecting beneficial owners (“OBOs”) are Beneficial Shareholders who have advised their intermediary that they object to their intermediary disclosing such ownership information to the Corporation.

NI 54‑101 allows the Corporation, in its discretion, to obtain a list of its NOBOs from intermediaries and to use such NOBO list for the purpose of distributing the Notice Package directly to, and seeking voting instructions directly from, such NOBOs. As a result, the Corporation is entitled to deliver the Notice Package to Beneficial Shareholders in two manners: (a) directly to NOBOs and indirectly through intermediaries to OBOs; or (b) indirectly to all Beneficial Shareholders through intermediaries. In accordance with the requirements of NI 54‑101, the Corporation is sending the Notice Package indirectly to all Beneficial Shareholders through intermediaries. The cost of the delivery of the Notice Package by intermediaries to Beneficial Shareholders will be borne by the Corporation.

Applicable securities regulations require intermediaries, on receipt of the Notice Package that seeks voting instructions from Beneficial Shareholders indirectly, to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings on Form 54-101F7. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their shares are voted at the Meeting or any adjournment(s) thereof. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered shareholders; however, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder. Beneficial Shareholders who wish to appear in person and vote at the Meeting should be appointed as their own representatives at the Meeting in accordance with the directions of their intermediaries and Form 54-101F7. Beneficial Shareholders can also write the name of someone else whom they wish to appoint to attend the Meeting and vote on their behalf. Unless prohibited by law, the person whose name is written in the space provided in Form 54-101F7 will have full authority to present matters to the Meeting and vote on all matters that are presented at the Meeting, even if those matters are not set out in Form 54-101F7 or this Circular. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails a voting instruction form in lieu of a form of proxy. Beneficial Shareholders are requested to complete and return the voting instruction form to Broadridge by mail or facsimile. Alternatively, Beneficial Shareholders can call a toll-free telephone number to vote the shares held by them or access Broadridge’s dedicated voting website at http://central-online.proxyvote.com to deliver their voting instructions. Broadridge will then provide aggregate voting instructions to AST, the Corporation’s transfer agent and registrar, which will tabulate the results and provide appropriate instructions respecting the voting of shares to be represented at the Meeting or any adjournment(s) thereof.

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EXERCISE OF DISCRETION BY PROXIES

Shares represented by properly-executed proxies or voting instruction forms in favour of the persons designated in the enclosed form of proxy or voting information forms, in the absence of any direction to the contrary, will be voted for the: (i) election of directors; (ii) resolution in the form annexed as Schedule A to the Circular, amending the 2015 Omnibus Equity Incentive Plan of the Corporation so as to increase the number of common shares of the Corporation available for issuance thereunder; and (iii) appointment of the auditor, as stated under such headings in this Circular. The shares represented by the proxy or voting instruction form will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. With respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting, such shares will be voted by the persons so designated in their discretion. At the time of printing this Circular, management of the Corporation knows of no such amendments, variations or other matters.

VOTING SHARES

As at June 1, 2019, there were 26,051,182 issued and outstanding common shares of the Corporation. Each common share entitles the holder thereof to one vote. The Corporation has fixed June 10, 2019 as the record date (the “Record Date”) for the purpose of determining shareholders entitled to receive notice of the Meeting. Pursuant to the Canada Business Corporations Act, the Corporation is required to prepare, no later than ten days after the Record Date, an alphabetical list of shareholders entitled to vote as of the Record Date that shows the number of shares held by each shareholder. A shareholder whose name appears on the list referred to above is entitled to vote the shares shown opposite his or her name at the Meeting. The list of shareholders is available for inspection during usual business hours at the head office of the Corporation, 5430 Ferrier Street, Town of Mount Royal, Québec, Canada H4P 1M2 and at the Meeting. Only shareholders of record as at the close of business on the Record Date will receive notice of, and be entitled to attend and vote at, the Meeting. A shareholder of record on the Record Date will be entitled to vote those shares included in the list of shareholders entitled to vote at the Meeting prepared as at the Record Date, even though the shareholder may subsequently dispose of his or her shares. No shareholder who has become a shareholder after the Record Date will be entitled to vote his or her shares at the Meeting or any adjournment(s) thereof.

PRINCIPAL SHAREHOLDER

As at June 1, 2019, to the best knowledge of the Corporation, the following table sets out the only shareholder who beneficially owned or exercised control or direction over, directly or indirectly, more than 10% of the issued and outstanding common shares of the Corporation:

Name	Number of Shares	Percentage
Rainy Day Investments Ltd.(1)	12,014,061	46.12%

________________

(1)	Rainy Day Investments Ltd. is a corporation controlled by Herschel Segal, Executive Chairman and Interim Chief Executive Officer of the Corporation. The information as to shares over which Rainy Day Investments Ltd. exercises control or direction is not within the knowledge of the Corporation and has been taken exclusively from insider reports filed on the System for Electronic Disclosure by Insiders (SEDI) at www.sedi.ca.

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven directors. The persons named in the enclosed form of proxy intend to vote for the election of the seven nominees whose names are set out below. Each director will hold office until the next annual meeting of shareholders or until the election of his or her successor, unless the director resigns or his or her office becomes vacant by removal, death or other cause.

The following table sets out the name of each of the persons proposed to be nominated for election as director, all other positions and offices with the Corporation now held by such person, his or her province and country of residence and principal occupation, the year in which such person became a director of the Corporation, each committee of the Board of Directors on which such person currently serves, and the number of common shares of the Corporation that such person has advised are beneficially owned or over which control or direction is exercised by such person as at the date indicated below.

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Name, province and country of residence and position with the Corporation	Principal occupation	First year as director	Number of shares beneficially owned or over which control is exercised as at June 1, 2019
Herschel Segal Québec, Canada Executive Chairman of the Board, Interim Chief Executive Officer and Director	Executive Chairman and Interim Chief Executive Officer of the Corporation	2008 to March 5, 2018; since June 14, 2018	12,014,061

Susan L. Burkman(1) Québec, Canada Director	President Burkman Capital Corporation (investment banking boutique)	2018	1,000

Anne Darche(2) Québec, Canada Director	Corporate director	2018	—

Pat De Marco(1)(3) Québec, Canada Lead Director	President & COO Viau Food Products Inc. (food processing company)	2018	—

Emilia Di Raddo(2) Québec, Canada Director	President Le Chteau Inc. (specialty retailer and manufacturer)	From August 21, 2012 to January 31, 2013; from March 2014 to May 10, 2018; since June 14, 2018	13,743

Max Ludwig Fischer(2)(3) Ontario, Canada Director	Retired	2018	—

Peter Robinson(1)(3) British Columbia, Canada Director	Private farm owner	2018	—

____________________

(1)	Member of the Audit Committee.

(2)	Member of the Human Resources and Compensation Committee.

(3)	Member of the Corporate Governance and Nominating Committee.

The information as to shares and other securities of the Corporation beneficially owned or over which the above-named individuals exercise control or direction is not within the knowledge of the Corporation and has been furnished by the respective nominees individually. The Corporation does not have an Executive Committee of the Board of Directors.

To the knowledge of the Corporation, none of the foregoing nominees for election as a director of the Corporation:

(a)	is, or within the last ten years has been, a director, chief executive officer or chief financial officer of any company that:

(i)	was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under applicable securities legislation, and which in all cases was in effect for a period of more than 30 consecutive days (an “Order”), which Order was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer of such company; or

(ii)	was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer of such company;

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(b)	is, or within the last ten years has been, a director or executive officer of any company that, while the proposed director was acting in that capacity, or within a year of ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)	has, within the last ten years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his assets.

None of the foregoing nominees for election as director of the Corporation has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

Each of the directors, with the exception of Susan L. Burkman and Anne Darche, has previously been elected a director of the Corporation at a shareholders’ meeting for which an information circular was issued. Accordingly, the following are brief biographies of Susan L. Burman and Anne Darche, directors of the Corporation.

Susan L. Burkman

Susan L. Burkman is an experienced financial consulting executive. Throughout her 35 years in the investment banking industry, she has successfully led equity, M&A, and valuation and fairness opinion transactions in excess of $6 billion for Canadian companies across numerous industries. Since 2007, she has been majority shareholder and President of Burkman Capital Corporation, an investment banking boutique located in Bromont, Québec. From 1997 to 2007, Ms. Burkman was a partner at Griffiths McBurney and Partners and a Director at GMP Securities where she led the Investment Banking Group in Montreal. Prior thereto, Ms. Burkman was President of Mathurin-Burkman Inc., an investment banking boutique, a Vice-President and member of the Board of Directors of McNeil Mantha Inc., then a publicly-traded Canadian securities brokerage firm, and held positions with Wood Gundy Securities in Toronto and with the Corporate Banking division of Bank of Montreal. Ms. Burkman started her professional career as an auditor with KPMG at its Pittsburgh, Pennsylvania and Toronto, Ontario offices. Since 2012, Ms. Burkman has been a member of the Board of Directors of Olameter Inc., a provider of outsourced utility solutions in North America based in Montreal. Ms. Burkman holds both a Bachelor of Arts degree and Masters of Business Administration degree from the University of Pittsburgh and became a Certified Public Accountant in Pennsylvania.

Anne Darche

Anne Darche is a marketing and consumer-trends specialist with a 20-year career in Montreal advertising agencies, primarily as a co-owner, VP for strategic planning and president. The agency she helped build and administer, Allard Johnson, became one of Canada’s leading advertising firms. A respected speaker, she has been heard regularly on Radio-Canada sharing her views on trends, breakthroughs and market disruptions. Ms. Darche serves as a director of Groupe Germain Hôtels, a company based in Quebec City that owns and operates hotels across Canada, KDC/One, a leading North American manufacturer for the health and beauty industry, 48North Cannabis Corp., a Canadian licensed producer of cannabis listed on the TSX Venture Exchange, and Premier Tech Ltée, a leading manufacturer of horticulture and agriculture products, packaging equipment and water-treatment systems. She is also chair of MU, a not-for-profit organization devoted to beautifying the city of Montreal by creating murals that are anchored in local communities. Ms. Darche holds a Bachelor of Arts degree in graphic design from Université Laval, Quebec City, Québec and a Masters of Business Administration degree from Université de Sherbrooke, Sherbrooke, Québec and is a Chartered Director.

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Majority Voting for Directors

On February 15, 2017, the Board of Directors adopted a Majority Voting Policy for the election of directors. The form of proxy that accompanies this Circular enables shareholders to vote in favour of, or to withhold their vote, separately, for each director nominee. Under the Majority Voting Policy, in an uncontested election, any director nominee who receives a greater number of votes “withheld” than votes “for” his or her election must promptly tender his or her resignation to the Corporate Governance and Nominating Committee (the “CGNC”) of the Board of Directors for consideration. The CGNC will consider the resignation and recommend to the Board the action to be taken with respect to such tendered resignation. The CGNC will be expected to accept and recommend acceptance of the resignation by the Board of Directors unless the circumstances direct otherwise. The Board of Directors will consider the recommendation of the CGNC and determine whether or not to accept it. A press release disclosing the Board’s determination (and the reasons for rejecting the resignation, if applicable) will be issued within 90 days following the date of the relevant meeting of shareholders and a copy of the press release will be sent concurrently to NASDAQ. The director’s resignation, if accepted, becomes effective immediately when accepted by the Board.

Any director who tenders his or her resignation pursuant to the Majority Voting Policy will not participate in the recommendation of the CGNC or the decision of the Board with respect to such resignation.

Subject to any restrictions imposed by law, where the Board accepts a resignation in accordance with the Majority Voting Policy, the Board may (i) leave the director vacancy unfilled until the next annual meeting of shareholders, (ii) fill the vacancy through the appointment of a new director, or (iii) call a special meeting of shareholders at which a new candidate will be presented to fill the vacant position.

The Majority Voting Policy applies only in circumstances involving an uncontested election of directors. For purposes of the Majority Voting Policy, an “uncontested election” means any meeting of shareholders called for, either alone or with other matters, the election of directors, with respect to which (i) the number of nominees for election is equal to the number of positions on the Board of Directors to be filled through the election to be conducted at such meeting, and/or (ii) proxies are being solicited for such election of directors only by the Corporation.

The Corporation will disclose the voting results promptly after the Meeting by way of press release and via a voting results report filed on SEDAR at www.sedar.com.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

This section discusses the material components of the executive compensation program for the Corporation’s executive officers who are named in the “Summary Compensation Table” below. In the fiscal year ended February 2, 2019, the Corporation’s “Named Executive Officers” and their positions were as follows:

•	Herschel Segal, Interim Chief Executive Officer and Chairman of the Board since June 14, 2018;

•	Frank Zitella, Chief Financial Officer since December 10, 2018 as well as Chief Operating Officer since April 26, 2019;

•	Joe Bongiorno, Interim Chief Financial Officer from September 24, 2018 to December 9, 2018 and currently Director of Finance;

•	Sarah Segal, Chief Brand Officer since August 21, 2018;

•	Joel Silver, former President and Chief Executive Officer; and

•	Howard Tafler, former Chief Financial Officer.

This discussion may contain forward-looking statements that are based on the Corporation’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Corporation adopts may differ materially from the programs summarized in this discussion.

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Executive and Director Compensation

Processes and Procedures for Compensation Decisions

The Human Resources and Compensation Committee (“HRCC”) of the Board of Directors is responsible for the executive compensation programs for the Corporation’s executive officers and reports to the Board on its discussions, decisions and other actions. The HRCC reviews and approves corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of the Chief Executive Officer based on such evaluation. The HRCC has the sole authority to determine the Chief Executive Officer’s compensation. In addition, the HRCC, in consultation with the Chief Executive Officer, reviews and approves all compensation for the other officers and directors. The Chief Executive Officer also makes compensation recommendations for the other executive officers and initially proposes the corporate and departmental performance objectives under the Executive Incentive Compensation Plan to the HRCC.

The HRCC is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of the Corporation’s compensation programs and related policies.

Short-Term Incentive Plan

The annual incentive program is a cash bonus intended to compensate officers for achieving short-term corporate goals. It is also intended to reward the Named Executive Officers for both the overall performance of the Corporation and individual performance during the year. The Corporation believes that establishing cash bonus opportunities is an important factor in both attracting and retaining the services of qualified and highly-skilled executives. The HRCC determined that the most meaningful measure of successful growth was Comparable Sales and selected other financial objectives in line with the Corporation’s short-term corporate goals, which, together with Comparable Sales, would form the basis for the annual incentive program. The HRCC reviews annually the weight attributed to each financial objective. Therefore, for the fiscal year ended February 2, 2019, the annual incentive formula attributed 75% to corporate Comparable Sales growth and 25% to other financial objectives. Notwithstanding the above formula, the HRCC may, in its sole discretion, adjust the calculated payment, or cancel payment altogether, should it determine that the calculated payment requires adjustment. For the fiscal year ended February 2, 2019, the Corporation did not meet the annual incentive program targets.

Mid- and Long-Term Incentive Plans

In 2015, the Board and the shareholders of the Corporation adopted the 2015 Omnibus Equity Incentive Plan (the “2015 Omnibus Plan”) in connection with the Corporation’s initial public offering (“IPO”). All equity and equity-based awards, including awards to the Named Executive Officers, are made under the 2015 Omnibus Plan. Accordingly, the restricted share unit (“RSU”) and option awards made during the fiscal year ended February 2, 2019 to executive officers were all made under the 2015 Omnibus Plan. As the Corporation’s common shares are currently traded solely on the NASDAQ Global Market, the grant value and number of units awarded are determined based on the U.S. dollar share price and are not subject to currency conversion.

The target award values for the Named Executive Officers are indicated in the table below. Actual awards for the fiscal year ended February 2, 2019 can be found in the Summary Compensation Table set out below. Under the 2015 Omnibus Plan, when calculating the number of stock options and/or RSUs/performance share units granted based on the target award values, the Corporation does not convert for U.S.-Canadian currency rates.

Name	Target Value	Maximum Value
	(% of salary)
Joel Silver(1)	100%	150%

Howard Tafler(2)	35%	50%

_________________

(1)	Joel Silver was President and Chief Executive Officer until June 14, 2018.

(2)	Howard Tafler was Chief Financial Officer until September 24, 2018.

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Insider Trading Policy

The Corporation has adopted an insider trading policy that applies to the equity transactions of all of the employees, including most notably of directors and officers, including Named Executive Officers. Under the policy, transactions by covered individuals in the Corporation’s securities are authorized only during insider trading windows (which open the second full day after financial results are released each quarter to permit market adjustments), and all transactions must be pre-approved and cleared by the Corporate Secretary so as to avoid any appearance of trading based on non-public information.

Hedging Prohibition

Hedging transactions can be accomplished through a variety of mechanisms including prepaid forward contracts, equity swaps and collars and other similar devices. Because hedging transactions permit the holder of the securities to continue to own the securities without the full risks and rewards of ownership, such transactions can cause the interests of such holder not to be aligned with the Corporation’s other shareholders; therefore, the employees, officers and directors of the Corporation are prohibited from hedging any equity-based compensation or shares of the Corporation.

Automatic Securities Disposition Plan (10b5-1 Plan)

Automatic Securities Disposition Plans are permitted under the Insider Trading Policy and must be approved by the Corporate Secretary and meet the requirements of the Securities Act (Québec) and similar rules and regulations under other applicable Canadian securities laws as well as Rule 10b5-1(c)(1)(i)(B) under the United States Securities Exchange Act of 1934. In general, such plans must be entered into at a time when the person entering into the plan is not aware of any material non-public information with respect to the Corporation.

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Summary Compensation Table

The following table illustrates the compensation paid to the Named Executive Officers for the last two completed fiscal years, as applicable.

						Non-Equity Incentive Plan Compensation
Name and Principal Position	Year ($)	Salary ($)	Bonus(7) ($)	Stock Awards(8) ($)	Option Awards(9) ($)	Annual Incentive Plan(10) ($)	Long-term Incentive Plan ($)	All Other Compensation(11) ($)	Total Compensation ($)
Herschel Segal(1) Interim Chief	2018	250,000	—	—	—	—	—	—	250,000
Executive Officer and Chairman of the Board	2017	—	—	—	—	—	—	—	—

Joel Silver(2)	2018	145,077	—	392,852	—	133,200	—	641,000	1,312,129
Former Chief Executive Officer	2017	353,846	—	247,822	248,016	133,200	—	10,000	992,994

Frank Zitella(3)	2018	38,183	—	—	—	—	—	—	38,183
Chief Financial Officer and Chief Operating Officer	2017	—	—	—	—	—	—	—	—

Joe Bongiorno(4)	2018	165,166	—	28,244	—	2,800	—	957	197,167
Former Interim Chief Financial Officer	2017	135,804	—	9,903	—	—	—	1,008	146,715

Howard Tafler(5)	2018	168,173	—	121,445	—	14,775	—	957	305,350
Former Chief Financial Officer	2017	241,062	18,469	68,836	—	23,488	—	1,008	352,863

Sarah Segal(6)	2018	230,000	—	75,318	—	—	—	—	305,318
Chief Brand Officer	2017	107,923	—	57,627	—	—	—	—	165,550

_____________

(1)	Herschel Segal was appointed Interim Chief Executive Officer and Chairman of the Board on June 14, 2018.
(2)	Joel Silver was appointed President and Chief Executive Officer on March 20, 2017 and held such positions until June 14, 2018.
(3)	Frank Zitella was appointed Chief Financial Officer and Corporate Secretary on December 10, 2018 and Chief Operating Officer on April 26, 2019.
(4)	Joe Bongiorno served as Interim Chief Financial Officer from September 24, 2018 to December 9, 2018. Mr. Bongiorno is Director of Finance of the Corporation.
(5)	Howard Tafler was appointed Interim Chief Financial Officer effective August 14, 2017 and Chief Financial Officer effective December 7, 2017, a position he held until September 24, 2018.
(6)	Sarah Segal was appointed Chief Brand Officer on August 21, 2018 and prior thereto was the Corporation’s VP Product Development and Innovation.
(7)	Amounts shown represent retention bonuses.
(8)	Amounts shown reflect the aggregate grant date fair market value of time-vesting RSUs granted to Named Executive Officers on April 19, 2018 and April 18, 2017 (except for a grant made to Mr. Silver on March 20, 2017 upon his start date) under the 2015 Omnibus Plan, excluding the value of estimated forfeitures on the shares. Assumptions used in the calculation of these amounts are disclosed in note 15 to the Corporation’s Consolidated Financial Statements for the year ended February 2, 2019.
(9)	Amounts shown reflect the aggregate grant date fair value of time-vesting stock options, using a Black-Scholes option pricing model, and exclude the value of estimated forfeitures. Assumptions used in the calculation of these amounts are included below for grants received by the Named Executive Officers over the last two fiscal years.
(10)	Represents the awards earned during the year under the Short-Term Annual Incentive Program.
(11)	Amounts shown represent payments to Mr. Silver pursuant to his severance agreement, a monthly car allowance for Mr. Silver, and professional association fees for Mr. Tafler and Mr. Bongiorno.

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Incentive Plan Awards

Outstanding share-based awards and option-based awards

The following table sets out information regarding outstanding awards held by the Named Executive Officers as of February 2, 2019.

	Option-based Awards						Share-based Awards
Name	Grant Date	Number of securities underlying unexercised options-exercisable(7) (#)	Number of securities underlying unexercised options-unexercisable (#)	Option exercise price(8) ($)	Option expiration date(9)	Value of unexercised in-the-money options ($)	Grant date	Number of shares or units of stock that have not vested(10) (#)	Market value of shares or units of stock that have not vested(11) (#)
Herschel Segal(1) Interim Chief Executive Officer and Chairman of the Board	—	—	—	—	—	—	—	—	—

Joel Silver(2) Former President and Chief Executive Officer	2017-03-20	—	53,225	USD 7.70	2024-03-20	—	2018-04-19	21,803	45,682

Frank Zitella(3) Chief Financial Officer and Chief Operating Officer	—	—	—	—	—	—	—	—	—

Joe Bongiorno(4)	2013-02-22	4,500	—	USD 0.59	2020-02-22	USD 4,545(12)	2018-04-19	6,270	13,137
Former Interim Chief Financial Officer							2017-04-18	915	1,917
							2016-04-15	360	754
								7,545	15,808

Howard Tafler(5) Former Chief Financial Officer	2016-04-15	2,374	—	USD 11.19	2019-09-21	—	—	—	—

Sarah Segal(6) Chief Brand Officer	—	—	—	—	—	—	2018-04-19	16,720	35,032

 _____________

(1)	Herschel Segal was appointed Interim Chief Executive Officer and Chairman of the Board on June 14, 2018.
(2)	Joel Silver was appointed President and Chief Executive Officer on March 20, 2017 and held such positions until June 14, 2018.
(3)	Frank Zitella was appointed Chief Financial Officer and Corporate Secretary on December 10, 2018 and Chief Operating Officer on April 26, 2019.
(4)	Joe Bongiorno served as Interim Chief Financial Officer from September 24, 2018 to December 10, 2018. Mr. Bongiorno is Director of Finance of the Corporation.
(5)	Howard Tafler was appointed Interim Chief Financial Officer effective August 14, 2017 and Chief Financial Officer effective December 7, 2017, a position he held until September 24, 2018.
(6)	Sarah Segal was appointed Chief Brand Officer on August 21, 2018 and prior thereto was the Corporation’s VP Product Development and Innovation.
(7)	Unless earlier terminated, forfeited, relinquished or expired, the options will vest as to ¼ of the shares on each of the first four anniversaries of the grant date. Shares subject to the option will not vest on any vesting date unless the NEO has remained in continuous service from the date of grant through such vesting date, unless otherwise provided in the long-term incentive plan further discussed under “Compensation of Executive Officers and Directors”.
(8)	For option awards granted after the IPO, the exercise price is equal to the closing price of the common shares on the NASDAQ Global Market on the day the award was granted. For option awards granted prior to the IPO, the exercise price was determined by the Board of Directors based on an independent third party valuation and was denominated in Canadian dollars. As the shares are currently traded only on the NASDAQ in USD, the exercise prices of the pre-IPO awards have been converted to U.S. dollars based on the U.S. dollar/Canadian dollar exchange rate in effect as of February 1, 2019, the last business day of the fiscal year ended February 2, 2019 of C$1 = US$1.3095. The actual exchange rate in effect at the time of exercise for options granted with a Canadian dollar exercise price will be used to convert the option exercise price to U.S. dollars.
(9)	All stock options have a seven-year term.
(10)	Unless earlier terminated, forfeited, relinquished or expired, the RSUs will vest as to one quarter of the shares on each of the first two anniversaries of the grant date and remaining half of the RSUs will vest on the third anniversary of the grant date. Shares subject to the RSUs will not vest on any vesting date unless the NEO has remained in continuous service from the date of grant through such vesting date, unless otherwise provided in the long-term incentive plan further discussed under “Compensation of Executive Officers and Directors”.
(11)	The market value is calculated by multiplying the closing price of the Corporation’s common shares on the NASDAQ Global Market on February 1, 2019 (USD $1.60), being the last business day of the fiscal year, by the number of RSUs that had not vested as of such date.
(12)	Value calculated based on the closing price of the Corporation’s common shares on the NASDAQ Global Market on February 1, 2019 (USD $1.60), being the last business day of the fiscal year.

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Equity Compensation Plan Information

The table below illustrates the status of the shares reserved for issuance under the Corporation’s equity-based incentive plans as at February 2, 2019, the end of the Corporation’s last fiscal year.

Plan Category	Plan Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2) (#) (a)	Weighted average exercise price of outstanding options, warrants and rights(3)(4) ($USD) (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders	Amended and Restated Equity Incentive Plan(1)	66,100	2.01	—
	2015 Omnibus Equity Incentive Plan	572,118	8.68	867,882
Equity compensation plans not approved by security holders		—	—	—
Total		638,218		867,882

__________

(1)	Since the adoption of the 2015 Omnibus Plan in connection with the IPO, no awards have been or will be made under the Amended and Restated Equity Incentive Plan. Outstanding options previously granted under the Amended and Restated Equity Incentive Plan remain subject to the terms thereof.

(2)	Reflects outstanding stock options and RSUs.

(3)	Restricted stock units have no exercise price and, therefore, the weighted average price does not take these awards into account.

(4)	The weighted average exercise price of outstanding options have been converted from CAD to USD at an exchange rate of 1.3095.

Termination and Change of Control Benefits

The Named Executive Officers would be entitled to the following payments and benefits in the event of termination of the executive’s employment or a change of control of the Corporation pursuant to their respective employment agreements with the Corporation.

Frank Zitella

The Corporation has entered into an employment agreement with Frank Zitella, Chief Financial Officer and Chief Operating Officer of the Corporation. The employment agreement provides that if Mr. Zitella’s employment is terminated by the Corporation without cause, he will be entitled to a severance payment equivalent to twelve months of base salary, an amount equal to a prorated portion of the performance bonus (if any) which becomes payable for the year during which the termination of employment occurs, and payment of any awarded but unpaid performance bonus for the year preceding the year during which the termination of employment occurs. The value of such payments was estimated at $325,000 had termination of employment occurred on February 2, 2019, the end of the Corporation’s last fiscal year.

If Mr. Zitella remains a full-time employee of the Corporation for a period of six months following a change of control of the Corporation, as that term is defined in his employment agreement, and he resigns within a period of 15 days thereafter, Mr. Zitella will be entitled to an amount equal to a prorated portion of the performance bonus (if any) which becomes payable for the year during which the termination of employment occurs, and payment of any awarded but unpaid performance bonus for the year preceding the year during which the termination of employment occurs. In addition, any stock options, RSUs, stock units or other long-term incentive grants held by Mr. Zitella will be deemed vested on the date of his resignation.

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Joel Silver

In March 2017, the Corporation entered into an employment agreement with Joel Silver, then the President and Chief Executive Officer of the Corporation. The employment agreement provided that if Mr. Silver’s employment was terminated by the Corporation without cause, he would be entitled to a severance equivalent to twelve months of base salary plus an amount equal to the performance bonus awarded to him in the fiscal year immediately preceding the year in which the termination occurred. The employment agreement further provided that should Mr. Silver not commence alternate employment before the expiry of such twelve-month period, the Corporation would continue payment of his base salary on a monthly basis, less applicable statutory deductions, for a period of twelve additional months commencing on the expiry of the twelve-month severance pay period until the first to occur of the following: (i) the date on which Mr. Silver commenced alternate employment; and (ii) the last day of the twelve-month period following the expiry of the first twelve-month severance period. The term “alternate employment” is defined in Mr. Silver’s employment agreement as full-time employment, part-time employment or self-employment or the providing of consulting services of any kind and in any capacity, directly or indirectly, to any third party. There was no change in control provision in Mr. Silver’s employment agreement.

Mr. Silver’s employment with the Corporation ended on June 14, 2018. Pursuant to his employment agreement, Mr. Silver was entitled to receive a severance payment estimated at $533,333, representing an amount equal to twelve months of his base salary plus an amount equal to the performance bonus awarded to Mr. Silver in the Corporation’s immediately-preceding fiscal year, with the possibility of additional monthly payments to a maximum amount of $400,000 should Mr. Silver not commence alternate employment by June 14, 2020.

Howard Tafler

In August 2017, the Corporation entered into an employment agreement with Howard Tafler, then the Chief Financial Officer of the Corporation. The employment agreement provided that if Mr. Tafler’s employment was terminated by the Corporation without cause, he would be entitled to a severance payment equivalent to twelve months of base salary and a pro rata portion of his annual cash performance bonus for the year in which the termination occurred, paid at expected actual payout level. The value of such payments was estimated at $265,000 had termination of employment occurred on February 2, 2019. There was no change in control provision in Mr. Tafler’s employment agreement. Mr. Tafler served as Chief Financial Officer until September 24, 2018.

Voluntary Resignation

Unvested options granted under the Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”) will be forfeited upon a termination of employment due to a voluntary resignation and vested options will remain exercisable for a period of 30 days following such termination. Under the 2015 Omnibus Plan, vested options will remain exercisable until the earlier of the one-year anniversary of the termination of employment or the award’s normal expiration date. Unvested awards under the 2015 Omnibus Plan will be forfeited at the time of such termination.

Termination for Cause

Vested and unvested awards under both the Equity Incentive Plan and the 2015 Omnibus Plan will be forfeited immediately at time of termination.

Termination Due to Death

Unvested options granted under the Equity Incentive Plan will be forfeited upon death while vested options will remain exercisable by the estate for a period of 180 days following death. Under the 2015 Omnibus Plan, upon death, all time-based awards will immediately vest and performance awards will vest at the target level of performance. Options will remain exercisable until the earlier of the one-year anniversary of the executive’s death or the award’s normal expiration date.

Termination Due to Disability

Unvested options granted under the Equity Incentive Plan will be forfeited upon termination of employment while vested options will remain exercisable for a period of 180 days following termination. Under the 2015 Omnibus Plan, upon a termination of employment due to disability, all time-based awards will immediately vest and performance awards will remain eligible to vest to the extent the applicable performance goals are achieved. Options will remain exercisable until the earlier of the one-year anniversary of the participant’s termination of employment due to disability or the award’s normal expiration date.

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Retirement

Unvested options granted under the Equity Incentive Plan be will be forfeited upon retirement while vested options will remain exercisable for a period of 90 days. Awards other than stock options made under the 2015 Omnibus Plan will vest based on a pro rata of elapsed days between the start of the performance period and the complete three-year period. If a performance condition is attached to the vesting, the outstanding awards will be treated as per the achievement of the performance criterion at the time of retirement. Vested options will remain exercisable for a period of five years following retirement or until the original option expiry date. For purposes of the plan, retirement is defined as 65 years of age and 55 years of age with ten years of service or more.

Involuntary Termination

Unvested options granted under the Equity Incentive Plan will be forfeited upon an involuntary termination of employment by the Corporation while vested options will remain exercisable for a period of 30 days. Under the 2015 Omnibus Plan, upon an involuntary termination of employment by the Corporation, options will be forfeited to the extent then unvested and vested options will remain exercisable until the earlier of the one-year anniversary of the participant’s termination of service or the award’s normal expiration date. RSUs and performance awards will be deemed vested pro rata based on the number of days in a specified period (i.e. the period from the date of grant to the third anniversary of the grant date) that have elapsed from the date of grant to the six-month anniversary of the date of the termination of employment, with the vesting of performance awards to be subject to performance assessed as of the date of such termination of employment.

Change in Control

Under the Equity Incentive Plan, upon the occurrence of a trigger event (as defined in the Equity Incentive Plan, generally a liquidation or change of control), participants holding vested options or options that would vest upon the completion of the trigger event will have the right to exercise such options on a basis that allows the participants to tender the common shares delivered upon such exercise in the transaction and any options not so exercised will expire and be cancelled upon the completion of the trigger event. In the event of a trigger event in which the purchase price in the transaction will be paid in cash, in lieu of a participant exercising his or her vested options prior to the trigger event, the participant may require us to purchase his or her options for a purchase price per common share equal to the purchase price per common share in the transaction times the number of common shares subject to the option, minus the aggregate exercise price for such common shares, subject to the completion of the trigger event.

Under the 2015 Omnibus Plan, upon a termination by the Corporation other than for cause within twelve months following a change in control, to the extent granted prior to the time of the change in control and then outstanding, all time-based awards will vest and performance awards will vest at the target level of performance. Options will remain exercisable until the earlier of the one-year anniversary of the participant’s termination of employment or service due to disability or the award’s normal expiration date.

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DIRECTOR COMPENSATION

Compensation of Directors

The Corporation’s compensation policy for directors is designed to enable the Corporation to attract and retain highly qualified non-employee directors. Under the policy, all non-employee directors received the cash and equity compensation set forth below.

Board Chair
Annual retainer	$100,000
Annual target equity grant	15,000 RSUs or deferred share units (DSUs”), at the option of the director
Interim CEO
Annual retainer	$50,000
Board member
Annual retainer	$50,000
Annual target equity grant	7,500 RSUs or DSUs, at the option of the director
Board meeting fees	$1,000 for attendance in person and $500 for teleconference
Executive Chairman
Annual retainer	$25,000
Lead Director
Annual retainer	$25,000
Audit Committee Chair
Additional annual retainer	$15,000 minimum
Audit Committee meeting fees	$1,000 for attendance in person and $500 for teleconference
Human Resources and Compensation Committee Chair
Additional annual retainer	$10,000 minimum
Human Resources and Compensation Committee meeting fees	$1,000 for attendance in person and $500 for teleconference
Corporate Governance and Nominating Committee Chair
Additional annual retainer	$10,000 minimum
Corporate Governance and Nominating Committee meeting fee	$1,000 for attendance in person and $500 for teleconference
Special Committee Chair(1)
Monthly retainer	$7,800
Special Committee member(1)
Monthly retainer	$3,900 (US$3,000 for U.S. Directors)

____________

(1)	On February 26, 2018, the Board formed a Special Committee of independent directors for the purpose of reviewing strategic alternatives. The Special Committee was dissolved effective June 14, 2018.

Under the Corporation’s non-employee director compensation policy, annual retainers and meeting fees are paid in quarterly cash payments. Equity grants generally will be made in the form of RSUs or DSUs granted under the 2015 Omnibus Plan and will generally vest in full on the first anniversary of the grant date. Equity awards under the non-employee director compensation policy will be made at a date following the Corporation’s annual meeting of shareholders.

The following table sets out information concerning the compensation earned by the Corporation’s non-employee directors during the fiscal year ended February 2, 2019. Joel Silver received no additional compensation for services as a director and, consequently, is not included in this table. The compensation received by Mr. Silver as former President and Chief Executive Officer can be found in the Summary Compensation Table above.

Director Compensation Table

15

The following table sets out information concerning all amounts of compensation provided to the directors of the Corporation for their services in that capacity for the fiscal year ended February 2, 2019.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive compensation plan ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Herschel Segal(1)	123,000	81,516	—	—	—	—	204,516
Susan L. Burkman(2)	27,500	32,410	—	—	—	—	59,910
Anne Darche(2)	27,500	32,410	—	—	—	—	59,910
Pat De Marco(3)	58,398	40,758	—	—	—	—	99,156
Emilia Di Raddo(4)	51,005	40,758	—	—	—		91,763
Max Ludwig Fischer(3)	47,006	40,758	—	—	—	—	87,764
Peter Robinson(3)	45,407	40,758	—	—	—	—	86,165
M. William Cleman(5)	12,153	40,758	—	—	—	—	52,911
Roland Walton(6)	7,621	40,758	—	—	—	—	48,379
Lorenzo Salvaggio(7)	4,121	—	—	—	—	—	4,121
Tyler Gage(8)	12,500	—	—	—	—	—	12,500
Michael J. Mardy(8)	16,250	—	—	—	—	—	16,250
Gary O’Connor(8)	15,000	—	—	—	—	—	15,000
Kathleen C. Tierney(8)	15,000	—	—	—	—	—	15,000
Maurice Tousson(8)	25,000	—	—	—	—	—	25,000

_____________

(1)	Resigned as a director of March 5, 2018; re-elected as a director on June 14, 2018.
(2)	Appointed as a director on August 23, 2018.
(3)	Elected as a director on June 14, 2018.
(4)	Resigned as a director on May 10, 2018; re-elected as a director on June 14, 2018.
(5)	Elected as a director on June 14, 2018 and resigned on July 26, 2018.
(6)	Elected as a director on June 14, 2018 and resigned on July 9, 2018.
(7)	Resigned as a director on March 5, 2018.
(8)	Served as a director until June 14, 2018.
(9)	Director fees were paid in cash in Canadian dollars except for Ms. Tierney and Messrs. Gage and Mardy, who are all U.S. residents. Their respective compensation was converted to U.S. dollars at the time of payment.

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The directors are reimbursed by the Corporation for the reasonable costs and expenses incurred in connection with attending meetings of the Board of Directors and its committees including, to the extent applicable, the cost of travel on commercial aircraft.

Value vested or earned during the year for directors

The following table sets out information regarding option-based awards and share-based awards that vested in the fiscal year ended February 2, 2019 for the directors and former directors.

Name	Option-based awards - Value vested during the year (1)(2) ($)	Share-based awards - Value vested during the year ($)	Non-equity incentive plan compensation - Value earned during the year ($)
Tyler Gage	—	37,812	—
Gary O’Connor	—	37,812	—
Michael J. Mardy	—	56,172	—
Lorenzo Salvaggio	—	38,374	—
Kathleen C. Tierney	—	56,172	—
Maurice Tousson	—	93,984	—

___________

(1)	Herschel Segal, Susan L. Burkman, Anne Darche, Pat De Marco, Max Ludwig Fischer and Peter Robinson, all current directors of the Corporation, do not hold any stock options.
(2)	M. William Cleman, Tyler Gage, Michael J. Mardy, Gary O’Connor, Lorenzo Salvaggio, Kathleen C. Tierney, Maurice Tousson and Roland Walton, all former directors of the Corporation, did not hold any stock options.
(3)	The value is calculated as if the stock options were exercised on the vesting date of each relevant grant. The value represents the difference between the option’s exercise price and the closing share price on the NASDAQ on the vesting date, multiplied by the number of shares underlying the options that vested, and converted to Canadian dollars based on the exchange rate of the U.S. Federal Reserve Bank of New York at noon on the last day of the fiscal year. For vesting dates prior to the IPO, the quarterly share valuation, as determined by the Board based in part on an independent third-party valuation, was used. The actual value earned, if any, will be different and will be based on the closing price of the shares on the actual date of exercise.

Indebtedness of Directors and Officers

As of June 1, 2019, no executive officer, director, proposed nominee for election as a director or employee, former or present, of the Corporation was indebted to the Corporation including in respect of indebtedness to others where the indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement provided by the Corporation.

PERFORMANCE GRAPH

The stock performance graph below compares cumulative total return on the Corporation’s common shares to the cumulative total return of the NASDAQ Composite Index, S&P 500 Index and S&P 500 Consumer Discretionary Sector Index from June 4, 2015 through February 2, 2019. The graph assumes an initial investment of $100 in the Corporation and the NASDAQ Composite Index, S&P 500 Index and S&P 500 Consumer Discretionary Sector Index as of June 4, 2015. The performance shown on the graph below is not intended to forecast or be indicative of possible future performance of the Corporation’s common shares.

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AMENDMENT TO 2015 OMNIBUS EQUITY INCENTIVE PLAN

On June 6, 2019, the Board of Directors of the Corporation adopted an amendment to the 2015 Omnibus Plan, increasing to 2,940,000 from 1,440,000 the maximum number of common shares available for issuance under the 2015 Omnibus Plan, representing an increase of 1,500,000 shares. At the Meeting, shareholders will be called upon to vote on the resolution annexed to this Circular as Schedule A (the “2015 Omnibus Plan Resolution”), approving such amendment to the 2015 Omnibus Plan. The Board of Directors increased by 1,500,000 the number of shares which may be issued under the 2015 Omnibus Plan primarily to provide the Corporation with flexibility to grant future awards under the 2015 Omnibus Plan, including stock options, stock appreciation rights, RSUs, DSUs and other awards that are convertible into or otherwise based on common shares of the Corporation.

The 2015 Omnibus Plan was adopted prior to the Corporation’s IPO and provided that a maximum of 1,440,000 common shares could be issued thereunder, after giving effect to a 1.6-for-1 split of the common shares effective as of May 21, 2015. As of June 1, 2019, 116,090 common shares remained available for issuance under the 2015 Omnibus Plan, representing 0.45% of the Corporation’s issued and outstanding shares. The 1,500,000 additional shares reserved for issuance under the 2015 Omnibus Plan, as amended by the Board of Directors on June 6, 2019, represent 5.76% of the Corporation’s issued and outstanding shares.

Under NASDAQ Rule 5635(c), any material amendment to a stock option plan or other equity compensation arrangement, such as the 2015 Omnibus Plan, requires shareholder approval. A material amendment includes any material increase in the number of shares to be issued under such plan. Accordingly, at the Meeting, shareholders will be asked to consider the 2015 Omnibus Plan Resolution. Under NASDAQ Rule 5635(c), in order to be adopted, the 2015 Omnibus Plan Resolution must be approved by a simple majority of the total votes cast by the holders of the common shares, either present in person or represented by proxy at the Meeting. In the event that the 2015 Omnibus Plan Resolution is not approved at the Meeting, the maximum number of common shares that can be issued under the Plan will remain at 1,440,000. Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote for the 2015 Omnibus Plan Resolution. A copy of the 2015 Omnibus Plan is available on the Corporation’s Investor Relations website at http://ir.davidstea.com.

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APPOINTMENT OF AUDITOR

Except where authorization to vote with respect to the appointment of the auditor is withheld, the persons named in the accompanying form of proxy intend to vote for the appointment of Ernst & Young LLP, Chartered Professional Accountants, as the auditor of the Corporation until the next annual meeting of shareholders. Ernst & Young LLP, Chartered Professional Accountants, have served as auditor of the Corporation since the Corporation’s 2011 fiscal year.

INFORMATION ON THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently comprised of Pat De Marco (chair), Susan L. Burkman and Peter Robinson, all of whom are “independent” directors within the meaning of National Instrument 52‑110 Audit Committees. The Board of Directors has determined that each of the three current members of the Audit Committee is “financially literate” within the meaning of section 1.6 of National Instrument 52-110 Audit Committees, that is, each member has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements. Reference is made to the section entitled “Information on the Audit Committee” of the Corporation’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019 for required disclosure relating to the Audit Committee. The Annual Report on Form 10-K is available under the Corporation’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov and can also be obtained by contacting the Secretary of the Corporation at 5430 Ferrier Street, Town of Mount Royal, Québec, Canada H4P 1M2, telephone (514) 739-0006.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No person who is, or who was at any time during the fiscal year ended February 2, 2019, a director or executive officer of the Corporation or a subsidiary thereof, and no person who is a nominee for election as a director of the Corporation, and no associate of such persons, is, or was at any time since the beginning of the fiscal year ended February 2, 2019, indebted to the Corporation or a subsidiary of the Corporation, nor has any such person been indebted at any time since the beginning of the fiscal year ended February 2, 2019 to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or a subsidiary of the Corporation.

Interest of Certain Persons in Matters to be Acted Upon

None of the directors or executive officers of the Corporation, none of the persons who have been directors or executive officers of the Corporation at any time since February 4, 2018, none of the proposed nominees for election as a director of the Corporation and none of the associates or affiliates of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter scheduled to be acted upon at the Meeting other than the election of directors and the amendment of the 2015 Omnibus Plan.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No “informed person” of the Corporation, that is: (a) the directors and executive officers of the Corporation; (b) any person who beneficially owns, directly or indirectly, or exercises control or direction over more than 10% of the Corporation’s outstanding voting shares; (c) any director or executive officer of a person referred to in (b) above; or (d) any associate or affiliate of any “informed person” of the Corporation, has any material interest, direct or indirect, in any transaction since February 4, 2018 or in any proposed transaction which has materially affected or would materially affect the Corporation.

OTHER MATTERS

Management of the Corporation knows of no other matter to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters which are not known to management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the persons named therein to vote on such matters in accordance with their best judgment.

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SHAREHOLDER PROPOSALS

The Canada Business Corporations Act provides, in effect, that a registered shareholder or a Beneficial Shareholder that is entitled to vote at an annual meeting of the Corporation may submit to the Corporation notice of any matter that the person proposes to raise at the meeting (referred to as a “Proposal”) and discuss at the meeting any matter in respect of which the person would have been entitled to submit a Proposal. The Canada Business Corporations Act further provides, in effect, that the Corporation must set out the Proposal in its management proxy circular along with, if so requested by the person who makes the Proposal, a statement in support of the Proposal by such person. However, the Corporation will not be required to set out the Proposal in its management proxy circular or include a supporting statement if, among other things, the Proposal is not submitted to the Corporation at least 90 days before the anniversary date of the notice of meeting that was sent to the shareholders in connection with the previous annual meeting of shareholders of the Corporation. As the notice in connection with the Meeting is dated June 10, 2019, the deadline for submitting a proposal to the Corporation in connection with the next annual meeting of shareholders is March 12, 2020.

The foregoing is a summary only; shareholders should carefully review the provisions of the Canada Business Corporations Act relating to Proposals and consult with a legal advisor.

CORPORATE GOVERNANCE

National Policy 58-201 Corporate Governance Guidelines and National Instrument 58‑101 Disclosure of Corporate Governance Practices set out a series of guidelines for effective corporate governance. The guidelines address matters such as the composition and independence of corporate boards, the functions to be performed by boards and their committees, and the effectiveness and education of board members. Each reporting issuer, such as the Corporation, must disclose on an annual basis and in prescribed form, the corporate governance practices that it has adopted. The following is the Corporation’s required annual disclosure of its corporate governance practices.

1.	Board of Directors

Statement of Corporate Governance Practices

As a reporting issuer in the Province of Québec with securities listed on the NASDAQ, the Corporation complies with all applicable rules adopted by the Autorité des marchés financiers (Québec) and the United States Securities and Exchange Commission. As a Canadian issuer, the Corporation is exempt from complying with many of the NASDAQ Corporate Governance Standards, provided that the Corporation complies with Canadian governance requirements. The Board is of the view that the Corporation’s corporate governance practices satisfy the applicable requirements of the Province of Québec, as reflected in the disclosure made below. The Board of Directors has approved the disclosure of the Corporation’s corporate governance practices described below, on the recommendation of the CGNC.

Board of Directors

Independence

The Board of Directors consists of seven directors, six of whom are non-employee directors. Herschel Segal, Pat De Marco, Emilia Di Raddo, Max Ludwig Fischer and Peter Robinson were elected as directors at the annual meeting of shareholders held on June 14, 2018. Susan L. Burkman and Anne Darche were appointed as directors on August 23, 2018 to fill vacancies created by the resignations of two directors. Directors are elected or appointed to hold office until the next annual meeting of shareholders or until their earlier resignation or removal from office in accordance with the Corporation’s by-laws.

Five of the seven directors comprising the Board of Directors are considered “independent” pursuant to Section 1.4 of Québec Regulation 52-110 respecting Audit Committees. Under that provision, Susan L. Burkman, Anne Darche, Pat De Marco, Max Ludwig Fischer and Peter Robinson are considered independent, while Herschel Segal is not considered to be independent in that he is an executive officer of the Corporation and Emilia Di Raddo is not considered to be independent in light of her long-standing business relationship with Herschel Segal. The independence of directors is determined by the Board based on the results of independence questionnaires completed by each director annually, as well as other factual circumstances reviewed on an ongoing basis.

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To enhance the independent judgment of the Board of Directors, the independent members of the Board of Directors may meet in the absence of members of management and the non-independent directors. An in camera session is scheduled as part of every meeting of the Board of Directors and its committees to allow independent directors to meet without non-independent directors and members of management, as necessary. All non-independent directors are responsible to the Board of Directors as a whole and have a duty of care to the Corporation.

As Herschel Segal, Chairman of the Board, is not an independent director, the Board of Directors appointed Pat De Marco, an independent director, as “Lead Director” on September 23, 2018 upon the recommendation of the CGNC.

The Board of Directors has adopted a Charter of the Board of Directors delineating its principal roles and responsibilities. The Charter of the Board of Directors is available on the Corporation’s Investor Relations website at http://ir.davidstea.com under “Corporate Governance” and on SEDAR at www.sedar.com.

Chair of the Board

Herschel Segal, Interim Chief Executive Officer and Chairman of the Board, chairs meetings of the Board of Directors. Mr. Segal is not an independent director. As a result, on September 23, 2018, upon the recommendation of the CGNC, the Board of Directors appointed Pat De Marco, an independent director, as “Lead Director”. As Lead Director, Mr. De Marco provides leadership in ensuring Board effectiveness and is responsible for facilitating and encouraging open and effective communication between management of the Corporation and the Board of Directors, consulting with the Chairman of the Board in setting the agenda for Board meetings, ensuring Board committees function appropriately, chairing meetings of the independent members of the Board of Directors and chairing Board of Directors’ meetings if the Chairman of the Board is absent.

Conflicts of Interest

In accordance with applicable law and the Corporation’s policy, each director is required to disclose to the Board any potential conflict of interest he or she may have in a matter before the Board or a committee thereof at the beginning of the Board or committee meeting. A director who is in a potential conflict of interest must not attend any part of the meeting during which the matter is discussed or participate in a vote on such matter.

Formal Position Descriptions

The Board has adopted formal position descriptions for the Chairman of the Board and the Board Committee Chairs, as well as for the President and CEO.

Chairman of the Board

The Board of Directors has adopted a written position description for the Chairman of the Board of Directors and each of the Committee chairs, which sets out each of the chairs’ key responsibilities, including duties relating to setting meeting agendas, chairing meetings and working with the respective committee and management to ensure, to the greatest extent possible, the effective functioning of the committee and the Board of Directors.

The primary responsibility of the Chairman is to provide leadership to the Board to enhance Board effectiveness. The Chair of the Board must oversee that the relationship between the Board, management, shareholders and other stakeholders is effective, efficient and further to the best interests of the Corporation.

Committee Chairs

The position descriptions of each Committee Chair provide that each Chair’s key role is to manage his or her respective Committee and ensure that the Committee carries out its mandate effectively. Like the Chairman of the Board, each Committee Chair is expected to provide leadership to enhance the Committee’s effectiveness and must oversee the Committee’s discharge of its duties and responsibilities. Committee Chairs must report regularly to the Board on the business of their respective committees.

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Chief Executive Officer

The primary responsibility of the CEO is to lead the Corporation by providing strategic direction that includes the development and implementation of plans, policies, strategies and budgets for the growth and profitable operation of the Corporation. The Board of Directors has developed a written position description for the CEO which sets out the Chief Executive Officer’s key responsibilities, including duties relating to strategic planning, operational direction, Board of Directors interaction, building an effective management team and communication with shareholders.

The HRCC develops yearly goals and objectives that the CEO is responsible for meeting. The corporate objectives that the CEO is responsible for meeting, with the rest of management placed under his supervision, are determined by the strategic plans and the budgets as they are approved each year by the Board.

Election of Directors

The Articles of the Corporation provide that the Board shall consist of not less than three and not more than fifteen directors. Each director is elected for a one-year term ending at the next annual meeting of shareholders or when his or her successor is elected, unless he or she resigns or his or her office otherwise becomes vacant.

Committees of the Board

The Board has established the Audit Committee, the HRCC and the CGNC and has delegated to each of these committees certain responsibilities that are set out in their respective mandates.

Human Resources and Compensation Committee

The HRCC’s primary purpose, with respect to compensation, is to assist the Board of Directors in fulfilling its oversight responsibilities and to make recommendations to the Board of Directors with respect to the compensation of the directors and executive officers. Independent consultants may also be periodically retained to assist the HRCC in fulfilling its responsibilities when needed. As required in its mandate, the HRCC is composed of a majority of independent directors, including the Chairman of the committee who must qualify as an independent director. The three current members of the HRCC are Max Ludwig Fischer (chair), Anne Darche and Emilia Di Raddo. The HRCC Charter is available on the Corporation’s Investor Relations website at http://ir.davidstea.com under “Corporate Governance” and on SEDAR at www.sedar.com.

Corporate Governance and Nominating Committee

The three current members of the CGNC are Peter Robinson (chair), Pat De Marco and Max Ludwig Fischer. The Charter of the CGNC is available on the Corporation’s Investor Relations website at http://ir.davidstea.com under “Corporate Governance” and on SEDAR at www.sedar.com.

Board and Committee Meetings

Five of the Corporation’s directors (Herschel Segal, Pat De Marco, Emilia Di Raddo, Max Ludwig Fischer and Peter Robinson) were elected at the annual meeting held on June 14, 2018 and two of the Corporation’s directors (Susan L. Burkman and Anne Darche) were appointed to the Board of Directors on August 23, 2018. During the period from June 14, 2018 to the date hereof, the Board of Directors held nine meetings, the Audit Committee held three meetings, the HRCC held four meetings and the CGNC held five meetings. The Corporation does not have an Executive Committee. Attendance of current directors at the meetings is set out in the table below.

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	Board Meetings	Audit Committee Meetings	HRCC Meetings	CGNC Meetings	Total
Hershel Segal	9/9	––	––	––	9/9
Susan L. Burkman(1)	5/5	3/3	––	––	8/8
Anne Darche(1)	5/5	––	4/4	––	9/9
Pat De Marco	8/9	3/3	––	5/5	16/17
Emilia Di Raddo	9/9	––	3/4	––	12/13
Max Ludwig Fischer	9/9	––	4/4	5/5	18/18
Peter Robinson	9/9	3/3	––	5/5	17/17

___________

(1)	Appointed to the Board of Directors on August 23, 2018.

In Camera Sessions

To maintain independence from management, the independent Board members meet at least annually and may meet at each Board meeting without the presence of management. Such meetings are chaired by the Lead Director. Similarly, each of the Board committees meets without management present under the chairmanship of the committee Chair at least annually and may meet at each committee meeting without the presence of management.

The following directors are currently directors of other issuers that are reporting issuers (or the equivalent) in a jurisdiction of Canada or a foreign jurisdiction:

Name of Director	Issuer
Herschel Segal	Le Chteau Inc.
Anne Darche	48North Cannabis Corp.
Emilia Di Raddo	Le Chteau Inc.

2.	Board Mandate

The Board of Directors does not currently have a written mandate. The primary role and responsibility of the Board of Directors is to supervise the management of the business and affairs of the Corporation and to act in the best interests of the Corporation. In fulfilling its mandate, the Board of Directors’ responsibilities include the following:

(i)	approving quarterly financial statements, the declaration of dividends, material press releases, annual reports, annual financial statements, annual information forms and management proxy circulars;

(ii)	appointing senior officers;

(iii)	appointing members to the Audit Committee, HRCC and CGNC, and, if applicable, other committees of the Board of Directors and determining their respective mandates;

(iv)	discussing and analyzing opportunities as they present themselves to the Corporation;

(v)	reviewing and authorizing material transactions, including, without limitation:

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•	the Corporation’s corporate status;

•	capital debt financing;

•	issuance or repurchase of the Corporation’s securities;

•	dividends and other distributions;

•	investments;

•	material acquisitions and divestitures; and

•	any other transactions which would materially affect the financial position of the Corporation.

3.	Position Description

Formal Position Descriptions

The Board has adopted formal position descriptions for the Chairman of the Board and the Board Committee Chairs, as well as for the President and CEO.

Chairman of the Board

The Board of Directors has adopted a written position description for the Chairman of the Board of Directors and each of the Committee chairs, which sets out each of the chairs’ key responsibilities, including duties relating to setting meeting agendas, chairing meetings and working with the respective committee and management to ensure, to the greatest extent possible, the effective functioning of the committee and the Board of Directors.

The primary responsibility of the Chairman is to provide leadership to the Board to enhance Board effectiveness. The Chair of the Board must oversee that the relationship between the Board, management, shareholders and other stakeholders is effective, efficient and further to the best interests of the Corporation.

Committee Chairs

The position descriptions of each Committee Chair provide that each Chair’s key role is to manage his or her respective Committee and ensure that the Committee carries out its mandate effectively. Like the Chairman of the Board, each Committee Chair is expected to provide leadership to enhance the Committee’s effectiveness and must oversee the Committee’s discharge of its duties and responsibilities. Committee Chairs must report regularly to the Board on the business of their respective committees.

Interim Chief Executive Officer

The primary responsibility of the Interim CEO is to lead the Corporation by providing strategic direction that includes the development and implementation of plans, policies, strategies and budgets for the growth and profitable operation of the Corporation. The Board of Directors has developed a written position description for the CEO which sets out the Chief Executive Officer’s key responsibilities, including duties relating to strategic planning, operational direction, Board of Directors interaction, building an effective management team and communication with shareholders.

The HRCC develops yearly goals and objectives that the CEO is responsible for meeting. The corporate objectives that the CEO is responsible for meeting, with the rest of management placed under his supervision, are determined by the strategic plans and the budgets as they are approved each year by the Board.

4.	Orientation and Continuing Education

Orientation

The HRCC is responsible for developing, monitoring and reviewing the Corporation’s orientation and continuing education programs for directors. New directors are provided with an information package on the Corporation’s business, its strategic and operational business plans, its operating performance, its governance system and its financial position. Also, new directors meet individually with the Chief Executive Officer and other senior executives to discuss these matters. The Board ensures that prospective candidates fully understand the role of the Board and its Committees and the contribution that individual directors are expected to make, including, in particular, the personal commitment that the Corporation expects of its directors.

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Continuing Education

All Board members have visited DAVIDsTEA’s stores. Management makes presentations to the Board on a range of topics that are relevant to the Corporation’s operations. Senior management makes regular presentations to the Board and its committees to educate them and keep them informed of developments within the Corporation’s main areas of business and operations, as well as on key legal, regulatory and industry developments. Directors are also provided with Board and Board committee materials in advance of regularly-scheduled meetings. Directors receive periodic updates between Board meetings on matters that affect the Corporation’s business. Finally, Board members have full access to the Corporation’s senior management and employees.

5.	Ethical Business Conduct

The Corporation’s Code of Ethics for Senior Managers and Financial Officers (the “Code of Ethics”) is applicable to all of the Corporation’s directors, senior managers and financial officers and has been developed to promote the honest and ethical conduct of our directors, senior managers and financial officers, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Corporation; and to promote compliance with all applicable rules and regulations that apply to the Corporation and its officers. The Code of Ethics is available on the Corporation’s Investor Relations website at http://ir.davidstea.com under “Corporate Governance” and on SEDAR at www.sedar.com. The Code of Ethics addresses several matters, including conflicts of interest, integrity of corporate records, confidentiality of corporate information, protection and use of corporate assets and opportunities, insider trading, compliance with laws and reporting of unethical or illegal behaviour. No waiver has ever been granted to a director or executive officer in connection with the Code of Ethics.

In addition to monitoring compliance with the Code of Ethics, the Board has adopted whistleblowing procedures for reporting unethical or questionable acts by the Corporation or employees thereof. Complaints can be made via telephone at a confidential line called the integrity line. Any human resources-related question is redirected to the Corporation’s Head of Human Resources while any issue of misconduct or fraud is redirected to the Chair of the Audit Committee who is responsible for overseeing the whistleblowing procedures.

6.	Nomination of Directors

The process by which the Board establishes new candidates for Board nominations lies within the discretion of the Board of Directors with a view of the best interests of the Corporation and in accordance with the corporate governance guidelines. Pursuant to the Corporation’s governing statutes, Articles and by-laws, new candidates for Board nominations can be proposed by the shareholders and will be voted on by the shareholders at each annual meeting of shareholders.

Before making a recommendation on a new director candidate, the Chairman of the Board and members of the CGNC meet with the candidate to discuss the candidate’s interest and ability to devote the time and commitment required to serve on the Board. In certain circumstances, the Board may also retain an independent recruiting firm to identify director candidates and fix such firm’s fees and other retention terms.

7.	Compensation

The CGNC reviews the compensation of the Corporation’s directors annually and is mandated to review and recommend to the Board of Directors for approval the remuneration of directors. The CGNC considers time commitment, comparative fees and responsibilities in determining remuneration.

The HRCC assumes responsibility for making recommendations to the Board of Directors on all matters relating to the compensation of certain employees of the Corporation. A majority of the members of the HRCC are independent directors. The members of the HRCC are Max Ludwig Fischer (chair), Anne Darche and Emilia Di Raddo.

8.	Other Board Committees

The Board does not have any committees other than the Audit Committee, HRCC and CGNC.

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9.	Assessments

On an annual basis, the CGNC is responsible for the process of assessing the performance and effectiveness of the Board as a whole, the Board Committees, Committee Chairs and individual directors. Questionnaires are distributed to each director for the purpose of (i) evaluating the Board’s responsibilities and functions, its operations, how it compares with boards of other companies on which the directors serve and the performance of the Board’s Committees and (ii) inviting directors to make suggestions for improving the performance of the Chairman of the Board, Committee Chairs and individual directors. The results of the questionnaires are compiled by the CGNC on a confidential basis to encourage full and frank commentary. The CGNC can meet with Board members individually in order to discuss the questionnaires. The results of the questionnaires as well as any issues raised during individual discussions are presented and discussed at a following meeting of the Board. At all times, Board members are free to discuss among themselves the performance of a fellow director or to submit such matter to the CGNC. Based on the outcome of the discussion, the CGNC then presents to the Board the assessment’s findings and its recommendations to enhance the performance and effectiveness of the Board and its Committees.

10.	Director Term Limits and Other Mechanisms of Board Renewal

The Board does not impose nor does it believe that it should establish term limits or retirement age limits for its directors, as such limits may cause the loss of experience and expertise important to the optimal performance of the Board.

11.	Policies Regarding the Representation of Women on the Board

The Corporation has not adopted a written policy relating to the identification and nomination of women directors. Despite not having a formal policy, diversity, including gender, is an important component of the selection process for new members of the Board of Directors. The Board of Directors considers the presence of men and women on the Board as an added value.

12.	Consideration of the Representation of Women in the Director Identification and Selection Process

Representation of women on the Board of Directors is one of the factors taken into consideration by the CGNC in the selection process for new members of the Board of Directors. This consideration is assessed annually by the CGNC when evaluating the Corporation’s corporate governance practices compared to best practices. The CGNC has emphasized recruiting women in recent years in the mandates it has given to search firms and by identifying candidates who are women in its selection process. At present, three of the Board members are women, representing 42.9% of the total number of directors.

13.	Consideration Given to the Representation of Women in Executive Officer Appointments

The Corporation does not have a formal policy on diversity in senior management positions. The Corporation is, however, mindful of the benefit of diversity in senior management, including the representation of women in senior management positions, and the need to maximize their effectiveness and respective decision making abilities. Accordingly, in searches for new candidates, while the Corporation seeks to recruit or appoint the most qualified individuals for particular positions, it considers the merit of potential candidates based on a balance of skills, background, experience and knowledge, including taking into consideration diversity such as gender, age and geographic areas.

14.	Targets Regarding the Representation of Women on the Board and in Executive Officer Positions

The Corporation has not adopted a “target” regarding women on the Board of Directors or in executive officer positions. The term “target” is defined in National Instrument 58-101 Disclosure of Corporate Governance Practices as, in effect, a number or percentage, or a range of numbers or percentages, adopted by the Corporation of women on the Board of Directors or in executive officer positions of the Corporation by a specific date. Although the Corporation has not adopted a target for the number of women on the Board of Directors or in executive officer positions, it has always supported and continues to pursue its efforts to promote female representation, as evidenced by the percentage set out in section 12 above. In its work related to the composition of the Board of Directors, representation of women on the Board of Directors is one of the factors taken into consideration by the CGNC.

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15.	Number of Women on the Board and in Executive Officer Positions

There are three women on the Board of Directors of the Corporation. The Corporation currently has seven executive officers, of whom two (28.6%) are women.

ADDITIONAL INFORMATION

Financial information about the Corporation is contained in its comparative financial statements and Management’s Discussion and Analysis for the fiscal year ended February 2, 2019, and additional information about the Corporation is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

If you would like to obtain, at no cost to you, a copy of any of the following documents:

(a)	the financial statements of the Corporation for the fiscal year ended February 2, 2019 together with the accompanying report of the auditor thereon and any interim financial statements of the Corporation for periods subsequent to February 2, 2019 and Management’s Discussion and Analysis with respect thereto; or

(b)	this Circular, please send your request to:

DAVIDsTEA Inc.

5430 Ferrier Street

Town of Mount Royal, Québec, Canada H4P 1M2

telephone: (514) 739-0006

telecopier: (514) 739-0200

e‑mail: investors@davidstea.com.

AUTHORIZATION

The contents and the mailing of this Circular have been approved by the Board of Directors of the Corporation.

(signed) Herschel Segal

Herschel Segal

Executive Chairman of the Board of Directors and Interim Chief Executive Officer

DATED at Town of Mount Royal, Québec

June 10, 2019

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SCHEDULE A

SHAREHOLDERS’ RESOLUTION

AMENDMENT TO THE 2015 OMNIBUS EQUITY INCENTIVE PLAN

IT IS RESOLVED:

THAT the amendment to the 2015 Omnibus Equity Incentive Plan (the “2015 Omnibus Plan”) of the Corporation adopted by the Board of Directors of the Corporation on June 6, 2019, increasing to 2,940,000 from 1,440,000 the maximum number of common shares available for issuance under the 2015 Omnibus Plan, all as described in the management information circular of the Corporation dated June 10, 2019, be and it is hereby ratified, confirmed and approved; and

THAT the directors and officers of the Corporation be and they are hereby authorized, on behalf of the Corporation, to sign any document and take any measure that may prove necessary to give full effect to this resolution.

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